                                    Exhibit 1
                             Joint Filing Statement


                  Each of the undersigned hereby agrees that the Schedule 13D, to which this Agreement is attached as Exhibit 1, and all amendments thereto may be filed on behalf of each such persons.

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
VS&A COMMUNICATIONS PARTNERS, III L.P.
   By:  VS&A Equities III, L.L.C, its general partner

         By: /s/ Jeffrey T. Stevenson                                                       March 13, 2000
            ------------------------------------------------------
                  Jeffrey T. Stevenson, President and
                  Senior Managing Member

VS&A EQUITIES III, L.L.C.

         By: /s/ Jeffrey t. Stevenson                                                       March 13, 2000
            --------------------------------------------------------
                  Jeffrey T. Stevenson, President and
                  Senior Managing Member


/s/ John J. Veronis                                                                         March 13, 2000
-------------------------
John J. Veronis


/s/ John S. Suhler                                                                          March 13, 2000
-------------------------
John S. Suhler


/s/ Gerard Benford                                                                          March 13, 2000
-------------------------
S. Gerard Benford


/s/ Jeffrey T. Stevenson                                                                    March 13, 2000
--------------------------
Jeffrey T. Stevenson


/s/ Martin I. Visconti                                                                      March 13, 2000
----------------------------
Martin I. Visconti
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